Exhibit 26 (g) ii. a1. 4.

March 23, 2012

MassMutual Financial Group

USIG Protection Product Management, Reinsurance

Attn: Dee Keith, ALMI Treaty Specialist

1295 State St.

M381

Springfield, MA 01111

RE:	Automatic and Facultative Yearly Renewable Term (YRT) Agreement between Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company, and C.M. Life Insurance Company (collectively “MassMutual”) and Hartford Life and Accident Insurance Company (“Hartford”), effective April 1, 2005; And, Automatic and Facultative Yearly Renewable Term (YRT) Agreement between Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company, and C.M. Life Insurance Company (collectively “Mass Mutual”) and Hartford Life and Accident Insurance Company (“Hartford”), effective April 1,2010 (collectively, “the Agreements”)

Dear Ms. Keith:

This letter will serve as written confirmation that MassMutual and Hartford have agreed to terminate the Agreements for new business effective April 1, 2012. In addition, MassMutual shall          effective April 1, 2012.

As a result of the above, MassMutual and Hartford acknowledge that, effective April 1, 2012, there will be          under the Agreements and that Hartford shall have          (as defined in the Agreements)        . Hartford shall          to MassMutual any          associated with the Agreements.

Except as provided herein, all other terms, provisions, and conditions of the Agreements remain in full force and effect.

Please confirm MassMutual’s agreement with this letter by signature in the space below and return the signed copy to my attention. If you have any questions or concerns regarding this letter, please do not hesitate to contact me.

Sincerely,

/s/Michelle L. Kunzman
Michelle Kunzman
AVP/Actuary, GroupRePlus
200 Hopmeadow St.
Simsbury, CT 06089

Cc: Mr. Donato Monaco, VP/GroupRePlus

Agreed to by:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY MML BAY STATE LIFE INSURANCE COMPANY C.M. LIFE INSURANCE COMPANY

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By:	/s/Peter G Ferris	Date:	3-29-12
Peter G. Ferris
Second Vice President & Actuary